Exhibit 10.1

Credit Agreement

This Agreement is made and entered into on March 1st, 2024 (the “Effective Date”), between the BRYAN LEIGHTON REVOCABLE TRUST DATED DECEMBER 13, 2023 (the “Lender”) and Safe and Green Development Corporation (the “Company”).

1.	Establishment of Account and Term

The Lender shall provide the Company with a line of credit facility (the “Line of Credit”).up to the maximum amount of $250,000, representing the maximum aggregate principal amount of the advances of funds from the Line of Credit (each an “Advance”) that may be outstanding at any time under the Line of Credit (the “Principal Indebtedness”), from which Company may draw down, at any time and from time to time during the period from and including the Effective Date through the day immediately preceding the Maturity Date (as defined below). Within the limits of time and amount set forth herein, the Company may borrow, repay and reborrow under this Line of Credit.

2.	Maturity Date

The Maturity Date shall mean the six month anniversary of the Effective Date. At any time prior to the Maturity Date upon mutual written consent of the Company and the Lender, the Maturity Date may be extended for up to an additional six month period, in which case the “Maturity Date” shall mean such later date as is agreed upon by the parties.

3.	Interest Rate

The advanced and unpaid principal of the Line of Credit from time to time outstanding will bear interest at a fixed rate per annum equal to 12.0% (the “Fixed Rate”). Interest on the Principal Indebtedness and other sums payable hereunder will be computed on the basis of a year of 365 days and paid for the actual number of days elapsed.

4.	Payments of Interest

On the first day of each month, the Company will pay to the Lender interest, in arrears, on the aggregate outstanding Principal Indebtedness of the Line of Credit at the Fixed Rate.

5.	Payments of Principal

The entire Principal Indebtedness of the Line of Credit and any accrued interest thereon shall be due and payable on the Maturity Date (as the same may be extended as herein provided).

6	Prepayment

The Company may prepay, in whole or in part, the Principal Indebtedness of the Line of Credit, and all interest accrued on any outstanding Advances at any time prior to the Maturity Date, without the prior written consent of Lender and without payment of any premium or penalty.

7.	Restricted Stock

Subject to the approval of the Company’s Board of Directors, in consideration for the extension of the Line of Credit, the Company will issue $125,000 of SGD restricted common stock (the “Shares”) to Lender. The number of shares issuable will be calculated as of closing price of the Company’s common stock on Nasdaq on the Effective Date. Lender is an “accredited investor” within the meaning of Regulation D promulgated under the Securities Act of 1933, as amended. The Lender has such knowledge and experience in financial, tax and business matters that the Lender is capable of evaluating the merits and risks of its acquisition of the Shares.

8.	Successors and Assigns

This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties. Except as otherwise agreed in writing, the Company may not transfer, assign or delegate any of its duties or obligations hereunder and the Lender shall not sell, assign or otherwise transfer any of its rights or obligations hereunder.

9.	Modification

No modification hereof or any agreement referred to herein shall be binding or enforceable unless in writing and signed by the Lender and the Company.

10.	Governing Law

This agreement and all matters relating hereto will be governed by the laws of the State of Florida without giving effect to principles of conflicts of laws.

This Agreement shall be signed by on behalf of the BRYAN LEIGHTON REVOCABLE TRUST DATED DECEMBER 13, 2023, and by Safe and Green Development Corporation. The Agreement is effective as of March 1st, 2024.

LENDER:

By:	/s/ Bryan Leighton		Date: 3/1/2024

BRYAN LEIGHTON REVOCABLE TRUST DATED DECEMBER 13, 2023

By:	/s/ David Villarreal		Date: 3/1/2024
Safe and Green Development Corporation
	Name:	David Villarreal
	Title:	Chief Executive Officer